New York Mortgage Trust Reports
Fourth Quarter and Full Year 2020 Results

NEW YORK, NY - February 24, 2021 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and twelve months ended December 31, 2020.

Summary of Fourth Quarter and Full Year 2020:
(dollar amounts in thousands, except per share data)

	For the Three Months Ended December 31, 2020	For the Twelve Months Ended December 31, 2020
Net income (loss) attributable to Company's common stockholders	$70,123	$(329,696)
Net income (loss) attributable to Company's common stockholders per share (basic)	$0.19	$(0.89)
Net interest income	$25,956	$127,093
Portfolio net interest margin	2.30%	2.59%
Comprehensive income (loss) attributable to Company's common stockholders	$83,055	$(353,834)
Comprehensive income (loss) attributable to Company's common stockholders per share (basic)	$0.22	$(0.95)
Book value per common share at the end of the period	$4.71	$4.71
Economic return on book value (1)	5.02%	(14.62)%
Dividends per common share	$0.10	$0.23

(1)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the respective period.

Key Developments:

Fourth Quarter 2020

•Completed a securitization of residential loans, resulting in approximately $299.3 million of net proceeds to us. A portion of the net proceeds were utilized to repay approximately $236.0 million on outstanding repurchase agreements related to residential loans.

•Acquired residential loans and Agency RMBS totaling $458.8 million.

•Acquired multi-family preferred equity investments totaling approximately $30.7 million.

Full Year 2020
•During the first half of the first quarter of 2020, we issued 85.1 million shares of common stock collectively through two underwritten public offerings, resulting in total net proceeds of $511.9 million.

•Additionally, in the first quarter of 2020, we acquired single-family and multi-family residential credit assets totaling $531.2 million and Agency RMBS totaling $100.9 million.

•In the latter portion of the first quarter of 2020, we experienced unprecedented market conditions resulting from the COVID-19 pandemic. In response, we took the following actions to manage our portfolio through the disruption and improved liquidity:

•Sold all of our first loss POs and certain mezzanine CMBS securities issued by the Consolidated K-Series for total sales proceeds of $555.2 million, recognized a net realized loss of $54.1 million and reversed previously recognized net unrealized gains of $168.5 million. As a result of the sales, we de-consolidated $17.4 billion in multi-family loans held in the Consolidated K-Series and $16.6 billion in collateralized debt obligations issued by the Consolidated K-Series.

•Sold $1.4 billion of investment securities, including $993.0 million of Agency RMBS, $145.4 million of Agency CMBS, $130.9 million of non-Agency RMBS and $114.0 million of CMBS and recognized a net realized loss of $58.7 million.

•Sold residential loans for approximately $50.0 million in proceeds, recognized a realized loss of $16.2 million and reversed previously recognized unrealized gains of $4.5 million.

•Terminated interest rate swaps resulting in a net realized loss of $73.1 million, which was partially offset by the reversal of previously recognized unrealized losses of $29.0 million for a total net loss of $44.1 million.

•Reduced outstanding repurchase agreements for investment securities by $1.6 billion from previous year-end levels.

•Temporarily suspended payment of quarterly dividends on both our common and preferred stock.

•Throughout the remainder of the year, we entered into new financing transactions, repaid or restructured repurchase agreement financings, invested in our core investment products, opportunistically sold assets and reinstated our quarterly dividend payments on both our common and preferred stock, including as follows:

•Completed a non-mark-to-market re-securitization backed by non-Agency RMBS generating net proceeds of approximately $109.0 million.

•Completed two securitizations of residential loans, resulting in approximately $540.4 million in net proceeds to us. Portions of the net proceeds were utilized to repay approximately $466.6 million on outstanding repurchase agreements related to residential loans.

•Repaid all outstanding repurchase agreements that financed investment securities.

•Obtained non-mark-to-market financing for residential loans through repurchase agreements with new and existing counterparties.

•Purchased $415.7 million in residential loans and $138.5 million in Agency RMBS and funded $50.0 million in multi-family preferred equity investments.

•Sold non-Agency RMBS for approximately $302.1 million in proceeds, CMBS for approximately $134.7 million in proceeds and residential loans for approximately $46.9 million in proceeds.

•Reinstated the payment of quarterly dividends on both our common and preferred stock and declared and paid preferred stock dividends in arrears for the first quarter of 2020.

Management Overview

Steven Mumma, Chairman and Chief Executive Officer, commented: "The Company had a solid fourth quarter, delivering $0.19 GAAP earnings per share and $0.22 in comprehensive earnings per share. As of December 31, 2020, the Company’s book value per share was $4.71, up 3% from the prior quarter, resulting in an economic return of 5% for the quarter. During the fourth quarter, the Company was able to build on the positive momentum from the prior two quarters, executing longer term financing through a residential securitization and expanding its investment pipeline to its highest level since March.
This past year was a difficult and challenging time for the Company, as well as many other mortgage REITs. Over a three-week span in March, we experienced unprecedented liquidity constraints on many of our credit asset classes as a direct result of the market disruption caused by the COVID-19 pandemic. These constraints across markets created a valuation gap that further drove down values, in many cases, disconnected from the fundamentals of the underlying assets, and generated historic levels of margin calls from our financing counterparties. Through the coordinated effort of our investment professionals, we were able to reposition the portfolio and stabilize the balance sheet, but not before incurring sizeable losses. We saw significant improvements for our assets during the balance of the year, which allowed the Company to trim the total economic return to (14.6)% for the year. While the total economic return for 2020 on an absolute-basis is disappointing, I am proud of our team and the way they performed throughout the year."

Jason Serrano, President, commented: "With a multi-decade low of housing inventory for sale coupled with population shifts to the southern and southeast U.S., housing credit risk currently benefits from these favorable trends that we believe should provide sustainable earnings growth for housing and housing-related assets. We are excited about the flexibility afforded by our low levered balance sheet, as we believe this positions us to take advantage of these dynamics, especially in an exceptionally low cost term financing environment. Indeed, under a unique, two-tiered approach within single- and multi-family sectors, our proprietary pipelines grew significantly in the fourth quarter and have continued in the new year. NYMT has emerged from an unprecedented year with renewed positions of strength and confidence that we believe are capable of delivering solid results for stockholders in 2021.”

Capital Allocation

The following tables set forth, by investment category, our allocated capital at December 31, 2020, our interest income and interest expense, and the average yield, average portfolio financing cost, and portfolio net interest margin for our average interest earning assets for three months ended December 31, 2020 (dollar amounts in thousands):

	Single-Family (1)	Multi- Family	Other	Total
Residential loans	$3,049,166	$—	$—	$3,049,166
Consolidated SLST CDOs	(1,054,335)	—	—	(1,054,335)
Multi-family loans	—	163,593	—	163,593
Investment securities available for sale (2)	495,061	186,440	43,225	724,726
Equity investments	—	182,765	76,330	259,095
Other investments (3)	—	9,434	—	9,434
Total investment portfolio carrying value	$2,489,892	$542,232	$119,555	$3,151,679
Liabilities:
Repurchase agreements	(405,531)	—	—	(405,531)
Collateralized debt obligations
Residential loan securitizations	(554,067)	—	—	(554,067)
Non-Agency RMBS re-securitization	(15,256)	—	—	(15,256)
Convertible notes	—	—	(135,327)	(135,327)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (4)	50,687	46,014	207,789	304,490
Other	59,516	(158)	(52,773)	6,585
Net capital allocated	$1,625,241	$588,088	$94,244	$2,307,573

Total Leverage Ratio (5)				0.3
Portfolio Leverage Ratio (6)				0.2

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s consolidated financial statements.
(2)Agency RMBS with a fair value of $139.4 million are included in Single-Family.
(3)Represents the Company's preferred equity investment in a consolidated VIE.
(4)Restricted cash is included in the Company’s accompanying consolidated balance sheets in other assets.
(5)Represents total outstanding repurchase agreement financing, subordinated debentures and convertible notes divided by the Company’s total stockholders’ equity. Does not include Consolidated SLST CDOs amounting to $1.1 billion, residential loan securitizations amounting to $554.1 million and non-Agency RMBS re-securitization amounting to $15.3 million as they are non-recourse debt for which the Company has no obligation.
(6)Represents outstanding repurchase agreement financing divided by the Company’s total stockholders’ equity.

Net Interest Income - Three Months Ended December 31, 2020:	Single-Family (1)	Multi- Family	Other	Total
Interest Income (2)	$30,036	$7,031	$1,744	$38,811
Interest Expense	(9,619)	—	(3,236)	(12,855)
Net Interest Income (Expense)	$20,417	$7,031	$(1,492)	$25,956

Portfolio Net Interest Margin - Three Months Ended December 31, 2020:
Average Interest Earning Assets (3) (4)	$2,173,016	$357,281	$35,848	$2,566,145
Average Yield on Interest Earning Assets (5)	5.53%	7.87%	19.46%	6.05%
Average Portfolio Financing Cost (6)	(3.75)%	—	—	(3.75)%
Portfolio Net Interest Margin (7)	1.78%	7.87%	19.46%	2.30%

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s consolidated financial statements. Interest income amounts represent interest income earned by securities that are owned by the Company. A reconciliation of net interest income from the Single-Family portfolio is included below in "Additional Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period indicated excludes all Consolidated SLST assets other than those securities owned by the Company.
(4)Average Interest Earning Assets is calculated each quarter based on daily average amortized cost for the respective periods.
(5)Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income relating to our interest earning assets by our Average Interest Earning Assets for the respective periods.
(6)Average Portfolio Financing Cost was calculated by dividing our annualized interest expense relating to our interest earning assets by our average interest bearing liabilities, excluding the interest expense generated by our subordinated debentures and convertible notes of approximately $0.5 million and $2.8 million, respectively.
(7)Portfolio Net Interest Margin is the difference between our Average Yield on Interest Earning Assets and our Average Portfolio Financing Cost, excluding the weighted average cost of subordinated debentures and convertible notes.

Conference Call

On Thursday, February 25, 2021 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and twelve months ended December 31, 2020. The conference call dial-in number is (877) 312-8806. The replay will be available until Thursday, March 4, 2021 and can be accessed by dialing (855) 859-2056 and entering passcode 1583216. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under "Events and Presentations." Full year 2020 financial and operating data can be viewed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which is expected to be filed with the Securities and Exchange Commission on or about March 1, 2021. A copy of the Form 10-K will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “Agency CMBS” refers to CMBS representing interests in or obligations backed by pools of multi-family mortgage loans guaranteed by a GSE, such as Fannie Mae or Freddie Mac; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, multi-family loans held in the Consolidated K-Series and the Company's residential loans held in securitization trusts and non-Agency RMBS re-securitization that we consolidate in our financial statements in accordance with GAAP; “Consolidated K-Series” refers to Freddie Mac-sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, owned the first loss PO securities and certain IOs and certain senior or mezzanine securities issued by them, that we consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential loan securitization, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Multi-Family” portfolio includes multi-family CMBS, preferred equity and mezzanine loan investments and certain equity investments that invest in multi-family assets; “Single-Family” portfolio includes residential loans, Agency RMBS and non-Agency RMBS; and “Other” portfolio includes ABS and equity investments that invest in residential assets.

Additional Information

We determined that Consolidated SLST is a variable interest entity and that we are the primary beneficiary of Consolidated SLST. As a result, we are required to consolidate Consolidated SLST’s underlying seasoned re-performing and non-performing residential loans including its liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within Consolidated SLST, which requires that changes in valuations in the assets and liabilities of Consolidated SLST be reflected in our consolidated statements of operations.

A reconciliation of our net interest income generated by our Single-Family portfolio to our consolidated financial statements for the three months ended December 31, 2020 is set forth below (dollar amounts in thousands):

For the Three Months Ended December 31, 2020
Interest income, residential loans	$21,899
Interest income, Consolidated SLST	10,653
Interest income, investment securities available for sale	4,892
Interest expense, Consolidated SLST CDOs	(7,408)
Interest income, Single-Family, net	30,036
Interest expense, repurchase agreements	(3,882)
Interest expense, residential loan securitizations	(4,440)
Interest expense, non-Agency RMBS re-securitization	(1,297)
Net interest income, Single-Family	$20,417

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default or delinquency and/or decreased recovery rates on the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets, including changes resulting from the ongoing spread and economic effects of COVID-19; and the impact of COVID-19 on the Company, its operations and its personnel.

These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
    Mari Nitta
    Investor Relations Associate
    Phone: (646) 795-4066
    Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	December 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Residential loans ($3,049,166 at fair value as of December 31, 2020 and $2,758,640 at fair value and $202,756 at amortized cost, net as of December 31, 2019)	$3,049,166	$2,961,396
Multi-family loans ($163,593 at fair value as of December 31, 2020 and $17,816,746 at fair value and $180,045 at amortized cost, net as of December 31, 2019)	163,593	17,996,791
Investment securities available for sale, at fair value	724,726	2,006,140
Equity investments ($259,095 at fair value as of December 31, 2020 and $83,882 at fair value and $106,083 at amortized cost, net as of December 31, 2019)	259,095	189,965
Derivative assets	—	15,878
Cash and cash equivalents	293,183	118,763
Goodwill	—	25,222
Other assets	165,824	169,214
Total Assets (1)	$4,655,587	$23,483,369
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	$405,531	$3,105,416
Collateralized debt obligations ($1,054,335 at fair value and $569,323 at amortized cost, net as of December 31, 2020 and $17,777,280 at fair value and $40,429 at amortized cost, net as of December 31, 2019)	1,623,658	17,817,709
Convertible notes	135,327	132,955
Subordinated debentures	45,000	45,000
Other liabilities	138,498	177,260
Total liabilities (1)	2,348,014	21,278,340
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, par value $0.01 per share, 30,900,000 shares authorized, 20,872,888 shares issued and outstanding ($521,822 aggregate liquidation preference)	504,765	504,765
Common stock, par value $0.01 per share, 800,000,000 shares authorized, 377,744,476 and 291,371,039 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	3,777	2,914
Additional paid-in capital	2,342,934	1,821,785
Accumulated other comprehensive income	994	25,132
Accumulated deficit	(551,268)	(148,863)
Company's stockholders' equity	2,301,202	2,205,733
Non-controlling interest in consolidated variable interest entities	6,371	(704)
Total equity	2,307,573	2,205,029
Total Liabilities and Stockholders' Equity	$4,655,587	$23,483,369
(1)Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of December 31, 2020 and December 31, 2019, assets of consolidated VIEs totaled $2,150,984 and $19,270,384, respectively, and the liabilities of consolidated VIEs totaled $1,667,306 and $17,878,314, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
NET INTEREST INCOME:
Interest income	$46,220	$199,772	$350,161	$694,614
Interest expense	20,264	155,773	223,068	566,750
Total net interest income	25,956	43,999	127,093	127,864

NON-INTEREST INCOME (LOSS):
Realized gains (losses), net	1,861	86	(148,058)	32,642
Realized loss on de-consolidation of Consolidated K-Series	—	—	(54,118)	—
Unrealized gains (losses), net	52,549	21,940	(160,161)	35,837
Income from equity investments	12,098	10,910	26,670	23,626
Impairment of goodwill	—	—	(25,222)	—
Loss on extinguishment of collateralized debt obligations	—	—	—	(2,857)
Recovery of loan losses	—	175	—	2,780
Other income	763	515	1,097	2,420
Total non-interest income (loss)	67,271	33,626	(359,792)	94,448

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	9,656	9,129	42,228	35,794
Operating expenses	3,524	3,380	12,335	14,041
Total general, administrative and operating expenses	13,180	12,509	54,563	49,835

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	80,047	65,116	(287,262)	172,477
Income tax expense (benefit)	65	(172)	981	(419)

NET INCOME (LOSS)	79,982	65,288	(288,243)	172,896
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	437	195	(267)	840
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY	80,419	65,483	(288,510)	173,736
Preferred stock dividends	(10,296)	(10,175)	(41,186)	(28,901)
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$70,123	$55,308	$(329,696)	$144,835

Basic earnings (loss) per common share	$0.19	$0.20	$(0.89)	$0.65
Diluted earnings (loss) per common share	$0.18	$0.20	$(0.89)	$0.64
Weighted average shares outstanding-basic	377,744	275,121	371,004	221,380
Weighted average shares outstanding-diluted	399,009	296,347	371,004	242,596

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS (LOSS)
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Net interest income	$25,956	$25,529	$28,526	$47,082	$43,999
Total non-interest income (loss)	67,271	90,528	104,412	(622,003)	33,626
Total general, administrative and operating expenses	13,180	13,424	14,074	13,885	12,509
Income (loss) from operations before income taxes	80,047	102,633	118,864	(588,806)	65,116
Income tax expense (benefit)	65	(772)	1,927	(239)	(172)
Net income (loss)	79,982	103,405	116,937	(588,567)	65,288
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	437	(1,764)	876	184	195
Net income (loss) attributable to Company	80,419	101,641	117,813	(588,383)	65,483
Preferred stock dividends	(10,296)	(10,297)	(10,296)	(10,297)	(10,175)
Net income (loss) attributable to Company's common stockholders	70,123	91,344	107,517	(598,680)	55,308
Basic earnings (loss) per common share	$0.19	$0.24	$0.28	$(1.71)	$0.20
Diluted earnings (loss) per common share	$0.18	$0.23	$0.28	$(1.71)	$0.20
Weighted average shares outstanding - basic	377,744	377,744	377,465	350,912	275,121
Weighted average shares outstanding - diluted	399,009	399,709	399,982	350,912	296,347

Book value per common share	$4.71	$4.58	$4.35	$3.89	$5.78
Dividends declared per common share (1)	$0.10	$0.075	$0.05	$—	$0.20
Dividends declared or accumulated per preferred share on Series B Preferred Stock (2)	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends declared or accumulated per preferred share on Series C Preferred Stock (2)	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared or accumulated per preferred share on Series D Preferred Stock (2)	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared or accumulated per preferred share on Series E Preferred Stock (2) (3)	$0.49	$0.49	$0.49	$0.49	$0.48

(1)On March 23, 2020, the Company announced that it had temporarily suspended its quarterly dividend on common stock, commencing with the first quarter of 2020. As a result, the Company did not declare a cash dividend on its common stock during the three months ended March 31, 2020. On June 15, 2020, the Company reinstated the payment of dividends on common stock.
(2)On March 23, 2020, the Company announced that it had temporarily suspended quarterly dividends on its Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (collectively, the "Preferred Stock") that would have been payable in April 2020. As a result, the Company did not declare quarterly dividends on the Preferred Stock during the three months ended March 31, 2020. On June 15, 2020, the Company reinstated the payment of dividends on the Preferred Stock. Amounts presented for the three months ended March 31, 2020 in the table above represent the dividend per share amounts declared in arrears and paid on July 15, 2020.
(3)Amount shown for the three months ended December 31, 2019 represents cash dividend for the partial quarterly period that began on October 18, 2019 and ended on January 14, 2020.